EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of IVAX Corporation on Form S-8 of our report dated February 24, 1994, except as to the information presented in Note 20 for which the date is March 24, 1994, on our audit of the consolidated financial statements and financial statement schedule of Zenith Laboratories, Inc. and Subsidiaries as of December 31, 1993, and for the year then ended, which report is included as an exhibit to the IVAX Corporation Annual Report on Form 10-K for the year ended December 31, 1995.


                                                /s/ COOPERS & LYBRAND L.L.P.
                                                ----------------------------
                                                Coopers & Lybrand, L.L.P.



Parsippany, New Jersey
July 8, 1996